MANAGEMENT AGREEMENT
THIS AGREEMENT IS DATED MARCH 5, 2020 AND MADE BETWEEN:

(1)
NXP Semiconductors N.V., a public limited liability company with seat in Eindhoven, the Netherlands and address at High Tech Campus 60, the Netherlands, hereby duly represented by Sir Peter Bonfield and Mr. Peter Smitham, as authorized by Board resolution of March 5, 2020, ("NXP");

and

(2)	Kurt Sievers, born on April 9, 1969 and residing in Hamburg, Germany, ("Named Executive Officer" or “NEO”).

BACKGROUND:

(A)
The expectation is that the Named Executive Officer will be appointed as executive director and member of the board of directors and as President and Chief Executive Officer (“Executive Director and President/CEO”) of NXP by the general meeting of NXP with effect from May 27, 2020 (the "Commencement Date").

(B)
In this agreement, NXP and the Named Executive Officer wish to set out the provisions relating to the Named Executive Officer’s performance of his duties and obligations as Executive Director and President/CEO of NXP.

(C)	This agreement is conditional on the appointment of the Named Executive Officer as Executive Director and President/CEO of NXP, as set out in (A).

(D)	The parties acknowledge and expressly determine that, pursuant to article 2:132(3) Dutch Civil Code ("BW"), their legal relationship may not be deemed an employment agreement.

(E)	This agreement is an agreement for services as referred to in article 7:400 et seq. BW.

(F)
The parties wish to set out the terms of their legal relationship in this agreement, it being understood that the Named Executive Officer will continue his employment relation with NXP Semiconductors Germany GmbH (“NXP GmbH”) under his employment contract with NXP GmbH (the “Contract”) of October 23, 2009, as amended from time to time, together with the secondment addendum (“Secondment Addendum”) of March 5, 2020 agreed upon between the Named Executive Officer and NXP GmbH and co-signed by NXP, and that the Named Executive Officer shall be seconded to NXP under the Secondment Addendum to fulfil the role of Executive Director and President/CEO of NXP as referred to under (A). If there is any conflict between the terms of this agreement and the Contract and/or the Secondment Addendum, this agreement shall prevail.

THE PARTIES AGREE AS FOLLOWS:

1	DURATION OF THIS AGREEMENT

1.1	Duration

1.1.1	This agreement takes effect on the Commencement Date on the condition that the Named Executive Officer is appointed as Executive Director and President/CEO of NXP, as set out in (A).

1.1.2
This agreement is entered into for the period up to and including the date of NXP’s general meeting to be held in the next financial year after the Commencement Date, and ends automatically on that date without prior notice being required.

1.2	Reappointment
If NXP‘s general meeting reappoints the Named Executive Officer as Executive Director and President/CEO of NXP, this agreement will be extended for the period of that reappointment and end automatically without prior notice being required on the date of NXP’s general meeting to be held in the next financial year after NXP’s general meeting which resolved to reappoint the Named Executive Officer. This is to confirm that, as long as the Named Executive officer is Executive Director and President/CEO of NXP, he will have an employment relationship with NXP GmbH which relationship will be governed by the Contract and the Secondment Addendum.

2	NOTICE

2.1	Notice period
Either party may terminate this agreement at any time by giving written notice to the other party before the end of a calendar month, with each party being required to give three months’ notice. The Named Executive Officer shall resign as Executive Director and President/CEO of NXP with effect from the date on which this agreement ends or has ended in accordance with this Clause 2.1.

2.2	Urgent cause

If this agreement is terminated in writing for urgent cause, then, notwithstanding Clause 2.1 (Notice period), the terminating party will not be bound by a notice period and this agreement will end with immediate effect. For the definition of ‘urgent cause’, reference is made by way of analogy to articles 7:678 and 7:679 BW. The Named Executive Officer shall resign as Executive Director and President/CEO of NXP with effect from the date on which this agreement ends or has ended in accordance with this Clause 2.2 (Urgent cause).

3	TERMINATION

3.1	Dismissal/resignation
If the Named Executive Officer is dismissed or resigns as Executive Director and President/CEO of NXP, this agreement will end automatically without prior notice being required. This termination will take effect three months after the date on which (a) the general meeting adopts the resolution to dismiss the Named Executive Officer or (b), in the case of resignation, the Named Executive Officer tenders his resignation as Executive Director and President/CEO of NXP.

3.2	Urgent cause
Notwithstanding Clause 3.1 (Dismissal/resignation), this agreement will end with immediate effect on the date on which (a) the general meeting dismisses the Named Executive Officer as Executive Director and President/CEO of NXP or (b) the Named Executive Officer resigns as Executive Director and President/CEO of NXP if this dismissal or resignation is for urgent cause. For the definition of ‘urgent cause’, reference is made by way of analogy to articles 7:678 and 7:679 BW.

4	SERVICES

4.1	Duties and obligations

4.1.1
As the President/CEO of NXP, the Named Executive Officer is a member of NXP’s board of directors (the “Board”). The parties agree that the Named Executive Officer will perform the duties and obligations (the "Services") of Executive Director and President/CEO of NXP with effect from the Commencement Date.

4.1.2
In his capacity as Executive Director and President/CEO of NXP, the Named Executive Officer has all the rights and obligations assigned to and imposed on him by law or under NXP’s articles of association. By signing this agreement, the Named Executive Officer declares that he has received a copy of NXP’s articles of association and a copy of the Rules governing the Board of NXP, and that he is aware of their contents.

4.1.3	The Named Executive Officer shall perform his duties as Executive and President/CEO of NXP properly and shall do his utmost to manage NXP and its affiliates as responsibly as possible.

4.2	Services for a group company
On the basis of his position as Executive Director and President/CEO of NXP, the Named Executive Officer may also be asked to act as managing director, general manager or supervisory director of the companies belonging to the group to which NXP belongs, without receiving any additional pay. Without prejudice to what is stated in the Contract, the Named Executive Officer shall resign from these positions no later than on the date on which the position of Executive Director and President/CEO of NXP ends, regardless of the reason for this, or at an earlier date if NXP so wishes, without any payment being due to the Named Executive Officer.

4.3	Additional activities

4.3.1
The Named Executive Officer may only accept additional activities, including a supervisory board membership, with the prior written consent of the chairman of NXP’s Board. If the nature of the additional activities for which NXP has given its consent changes, the Named Executive Officer shall consult with the chairman of NXP’s Board and secure further agreement about this.

4.3.2	On the Commencement Date the Named Executive Officer does not perform any additional activities outside the NXP group.

5	FEES
The Named Executive Officer is remunerated for his services as Executive Director and President/CEO by NXP GmbH pursuant to the Contract and the Secondment Addendum. The Named Executive Officer shall not receive any additional payments/compensation from NXP for his services as Executive Director and President/CEO of NXP.

6	MISCELLANEOUS

6.1	Previous agreements
With exception of the Contract and the Secondment Addendum and all related arrangements explicitly referred to in the Contract or the Secondment Addendum, this agreement replaces all previous agreements between the Named Executive Officer and NXP, or between the Named Executive Officer and subsidiaries or affiliates of NXP.

6.2	Amendments
Any amendments or additions to this agreement must be agreed in writing between the parties.

7	APPLICABLE LAW AND JURISDICTION

7.1	Applicable law
Dutch law applies to this agreement.

7.2	Jurisdiction
All disputes arising out of or in connection with this agreement, including disputes concerning its existence and its validity, will be submitted to the competent Dutch courts.
[SIGNATURES FOLLOW ON THE NEXT PAGE]

THIS AGREEMENT WAS SIGNED ON THE DATE STATED ON THE FIRST PAGE BY:

/s/ Sir Peter Bonfield NXP Semiconductors N.V.	/s/ Peter Smitham NXP Semiconductors N.V.
Name: Sir Peter Bonfield	Name: Peter Smitham
Title: Chairman of the board of directors	Title: Chairman of the Compensation Committee

/s/ Kurt Sievers
Kurt Sievers